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                                                                    Exhibit 99.1

                          [STERLING BANCORP LETTERHEAD]

                               IMMEDIATE RELEASE

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John Tietjen                                  Kimberly Storin
Chief Financial Officer                       Investor Relations/Media Relations
Sterling Bancorp                              The MWW Group
john.tietjen@sterlingbancorp.com              kstorin@mww.com
212-757-8035                                  212-827-3752

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       Sterling Bancorp To Announce First Quarter 2004 Financial Results

New York, NY, April 12, 2004 - Sterling Bancorp (NYSE: STL), a financial holding company and the parent company of Sterling National Bank, will issue its financial results for the first quarter ended March 31, 2004, before the market opens on Thursday, April 15, 2004. In addition, Sterling will hold a conference call on Friday, April 16, 2004 at 10:00 a.m. Eastern Time to discuss the financial results.

To access the conference call live, interested parties may dial 800-982-3472 at least 10 minutes prior to the call and reference passcode 436523.

A replay of the conference call will be available at 1:00 p.m ET on Friday, April 16, 2004 until 11:59 p.m. ET on Friday, April 23, 2004. To access the replay by telephone, interested parties may dial 888-266-2081 and enter the passcode 436523.

About Sterling Bancorp

Sterling Bancorp (NYSE: STL) is a financial holding company with assets of $1.8 billion, offering a broad array of banking and financial services products. Its principal banking subsidiary is Sterling National Bank, founded in 1929. Sterling provides a wide range of products and services, including business and consumer loans, commercial and residential mortgage lending and brokerage, asset-based financing, factoring, trade financing, equipment leasing, corporate and consumer deposit services, trust and estate administration, and investment management services. The Company has operations in New York, New Jersey, and North Carolina and conducts business throughout the U.S.